Exhibit 10.1

AMENDMENT TO

MILLENDO THERAPEUTICS, INC.

(formerly ovascience, inc)

2012 stock INCENTIVE plan

Whereas, the Board of Directors (the “Board”) of Millendo Therapeutics, Inc. (formerly OvaScience, Inc.) (the “Company”) previously approved and adopted the 2012 Stock Incentive Plan (the “Plan”);

Whereas, the Board has delegated authority to the Compensation Committee of the Board (the “Committee”) to administer the Plan;

Whereas, the Committee has determined that it is in the best interest of the Company to amend the Plan as set forth in this Amendment; and

Whereas, the Committee has the authority to amend the Plan pursuant to Section 11(d) of the Plan.

Now, Therefore, the Plan is hereby amended as follows:

1.                   Section 9(b)(2)(A) of the Plan is hereby amended to add the following to the end thereof:

“Notwithstanding the foregoing, in the event of a Reorganization Event in which outstanding Awards are not assumed pursuant to Section 9(b)(2)(A)(i), then the vesting and exercisability of any Awards that are subject to time-based vesting requirements will be accelerated in full to a date prior to the effective time of such Reorganization Event (contingent upon the effectiveness of the Reorganization Event) as the Board determines (or, if the Board does not determine such a date, to the date that is 15 days prior to the effective time of the Reorganization Event). If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the Reorganization Event, the Board shall notify the impacted Participants in writing or electronically thereof, and Awards shall terminate if not exercised (if applicable) at the effective time of the Reorganization Event (contingent upon the effectiveness of the Reorganization Event).”

2.                   All other terms and conditions of the Plan shall remain in full force and effect.

3.                   Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Compensation Committee of the Board of Directors of the Company as of June 17, 2020.

/s/ Tamara Joseph
Tamara Joseph
General Counsel